Exhibit 99.1

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made as of the 30th day of March, 2015 (the “Commencement Date”), between Plug Power Inc., a Delaware corporation (the “Company”), and Martin D. Hull (the “Employee”).

WHEREAS, the Employee and the Company have determined to enter into an agreement related to the employment of Employee by the Company;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.                                      Employment.  The term of this Agreement shall extend from the Commencement Date until the first anniversary of the Commencement Date; provided, however, that the term of this Agreement shall automatically be extended for one additional year on the anniversary of the Commencement Date and on each anniversary thereafter unless, not less than ninety (90) days prior to each such date, either party shall have given notice to the other that it does not wish to extend this Agreement; provided, further, that if a Change in Control occurs during the original or extended term of this Agreement, the term of this Agreement shall continue in effect for a period of not less than twelve (12) months beyond the month in which the Change in Control occurred.  The term of this Agreement shall also terminate upon any Date of Termination (as defined in Section 4) and may be referred to herein as the “Term.”

2.                                      Position and Duties.  During the Term, the Employee shall serve as the Corporate Controller and Chief Accounting Officer of the Company, and shall have responsibilities and duties consistent with his position and such other responsibilities and duties as may from time to time be prescribed by the Chairman of the Board of Directors of the Company (the “Board”), the Chief Executive Officer of the Company (the “CEO”) or other authorized Employees, provided that such responsibilities and duties are consistent with the Employee’s position or other positions that he may hold from time to time.  The Employee shall devote his full working time and efforts to the business and affairs of the Company.  Notwithstanding the foregoing, the Employee may serve on other boards of directors with the approval of the Board, or engage in religious, charitable or other community activities as long as such services and activities are disclosed to the Board and do not materially interfere with the Employee’s performance of his duties to the Company as provided in this Agreement.

3.                                      Compensation and Related Matters.

(a)                                 Base Salary.  The Employee’s initial annual base salary shall be $200,000.00.  The Employee’s base salary shall be redetermined annually by the CEO or other authorized Employees.  The base salary in effect at any given time is referred to herein as “Base Salary.”  The Base Salary shall be payable in substantially equal installments based upon the payroll cycle of the Company.

(b)                                 Incentive Compensation.  The Employee shall be eligible to receive cash incentive compensation as determined by Compensation Committee of the Board from time to time.

(c)                                  Expenses.  The Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him in performing services hereunder during the Term, in accordance with the policies and procedures then in effect and established by the Company for its employees.

(d)                                 Other Benefits.  During the Term, the Employee shall be entitled to continue to participate in or receive benefits under all of the Company’s Employee Benefit Plans in effect on the date hereof, or under plans or arrangements that provide the Employee with benefits at least substantially equivalent to those provided under such Employee Benefit Plans.  As used herein, the term “Employee Benefit Plans” includes, without limitation, each retirement plan; stock option plan; life insurance plan; medical insurance plan; disability plan; and health and accident plan or arrangement established and maintained by the Company on the date hereof for employees of the same status within the hierarchy of the Company.  During the Term, the Employee shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement which may, in the future, be made available by the Company to its Employees and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plan or arrangement.  Any payments or benefits payable to the Employee under a plan or arrangement referred to in this Section 3(d) in respect of any calendar year during which the Employee is employed by the Company for less than the whole of such year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of days in such calendar year during which he is so employed.  Should any such payments or benefits accrue on a fiscal (rather than calendar) year, then the proration in the preceding sentence shall be on the basis of a fiscal year rather than calendar year.

(e)                                  Vacations.  The Employee shall be entitled to 160 hours of paid vacation in each calendar year, which shall be accrued monthly during the calendar year.  The Employee shall also be entitled to all paid holidays given by the Company to its Employees.

4.                                      Termination.  The Employee’s employment hereunder may be terminated without any breach of this Agreement under the following circumstances:

(a)                                 Death.  The Employee’s employment hereunder shall automatically terminate upon his death.

(b)                                 Disability.  The Company may terminate the Employee’s employment if he is disabled and unable to perform the essential functions of the Employee’s then existing position or positions under this Agreement with or without reasonable accommodation for a period of 180 days (which need not be consecutive) in any 12-month period.  If any question shall arise as to whether during any period the Employee is disabled so as to be unable to perform the essential functions of the Employee’s then existing position or positions with or without reasonable accommodation, the Employee may, and at the request of the Company shall, submit to the Company a certification in reasonable detail by a physician selected by the Company to whom the Employee or the Employee’s guardian has no reasonable objection as to whether the Employee is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue.  The Employee shall cooperate with any reasonable request of the physician in connection with such certification.  If such question shall arise and the Employee shall fail to submit such certification, the Company’s determination of such issue shall be binding on the Employee.  Nothing in this Section 4(b) shall be construed to waive the Employee’s rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. §2601 et seq. and the Americans with Disabilities Act, 42 U.S.C. §12101 et seq.

(c)                                  Termination by Company for Cause.  At any time during the Term, the Company may terminate the Employee’s employment hereunder for Cause.  For purposes of this Agreement, “Cause” shall mean:  (i) conduct by the Employee constituting a material act of misconduct in connection with the performance of the Employee’s duties, including, without limitation, misappropriation of funds or property of the Company or any of its subsidiaries or affiliates other than the occasional, customary and de minimis use of Company property for personal purposes; (ii) the commission by the Employee of (A) any felony; or (B) a misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) any conduct by the Employee that would reasonably be expected to result in material injury or reputational harm to the Company or any of its subsidiaries and affiliates if the Employee were retained in the Employee’s position; (iv) continued non-performance by the Employee of the Employee’s responsibilities hereunder (other than by reason of the Employee’s physical or mental illness, incapacity or disability) which has continued for more than thirty (30) days following written notice of such non-performance from the Board; (v) a breach by the Employee of the Employee Patent, Confidential Information and Non-Compete Agreement between the Employee and the Company (the “Confidentiality Agreement”); (vi) a material violation by the Employee of any of the Company’s written employment policies; or (vii) failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation.

(d)                                 Termination Without Cause.  At any time during the Term, the Company may terminate the Employee’s employment hereunder without Cause.  Any termination by the Company of the Employee’s employment under this Agreement which does not constitute a termination for Cause under Section 4(c) or result from the death or disability of the Employee under Section 4(a) or (b) shall be deemed a termination without Cause.

(e)                                  Termination by the Employee.  At any time during the Term, the Employee may terminate his employment hereunder for any reason, including but not limited to Good Reason.  If the Employee provides notice to the Company under Section 1 that he elects to discontinue the extensions, such action shall be deemed a voluntary termination by the Employee and one without Good Reason.  For purposes of this Agreement, “Good Reason” shall mean that the Employee has complied with the “Good Reason Process” (hereinafter defined) following the occurrence of any of the following events after a Change in Control:  (i) a material diminution in the Employee’s responsibilities, authority or duties; (ii) a material diminution in the Employee’s Base Salary; (iii) a material change in the geographic location at which the Employee provides services to the Company; or (iv) the material breach of this Agreement by the Company.  “Good Reason Process” shall mean that (i) the Employee reasonably determines in good faith that a “Good Reason” condition has occurred; (ii) the Employee notifies the Company in writing of the occurrence of the Good Reason condition within sixty (60) days of the occurrence of such condition; (iii) the Employee cooperates in good faith with the Company’s efforts, for a period not less than 30 days following such notice (the “Cure Period”), to remedy the condition; (iv) notwithstanding such efforts, the Good Reason condition continues to exist; and (v) the Employee terminates his employment within sixty (60) days after the end of the Cure Period.  If the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred.

(f)                                   Notice of Termination.  Except for termination as specified in Section 4(a), any termination of the Employee’s employment by the Company or any such termination by the Employee shall be communicated by written Notice of Termination to the other party hereto.  For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon.

(g)                                  Date of Termination.  “Date of Termination” shall mean:  (i) if the Employee’s employment is terminated by his death, the date of his death; (ii) if the Employee’s employment is terminated by the Company for Cause under Section 4(c), the date on which Notice of Termination is given; (iii) if the Employee’s employment is terminated by the Company under Section 4(b) or 4(d), thirty (30) days after the date on which a Notice of Termination is given; (iv) if the Employee’s employment is terminated by the Employee under Section 4(e) without Good Reason, thirty (30) days after the date on which a Notice of Termination is given, and (v) if the Employee’s employment is terminated by the Employee under Section 4(e) with Good Reason, the date on which a Notice of Termination is given after the end of the Cure Period.  Notwithstanding the foregoing, in the event that the Employee gives a Notice of Termination to the Company, the Company may unilaterally accelerate the Date of Termination and such acceleration shall not result in a termination by the Company for purposes of this Agreement.

5.                                      Compensation Upon Termination.

(a)                                 Termination Generally.  If the Employee’s employment with the Company is terminated for any reason during the Term, the Company shall pay or provide to the Employee (or to his authorized representative or estate) any earned but unpaid base salary, incentive compensation determined by the Board to be earned but not yet paid, unpaid expense reimbursements, accrued but unused vacation and any vested benefits the Employee may have under the Company’s Employee Benefit Plans through the Date of Termination (the “Accrued Benefit”).  The Employee shall not be entitled to receive any other termination payments or benefits from the Company except as specifically provided in Section 5(b) or Section 6.

(b)                                 Termination by the Company Without Cause.  Except as provided in Section 6, if the Employee’s employment is terminated by the Company without Cause as provided in Section 4(d), then the Company shall, through the Date of Termination, pay the Employee his Accrued Benefit.  Except as provided in Section 6, if (i) the Employee’s employment is terminated by the Company without Cause as provided in Section 4(d), (ii) the

Employee signs a general release of claims in a form and manner satisfactory to the Company (the “Release”) within thirty (30) days of the receipt of the Release and does not revoke such Release during the seven-day revocation period, and (iii) the Employee complies with the Confidentiality Agreement, then

A.                                    The Company shall pay the Employee an amount equal to the sum of 0.5 times the Employee’s Base Salary.  Such amount shall be paid out in a lump sum on the first payroll date after the Date of Termination or expiration of the seven-day revocation period for the Release, whichever is later.

B.                                    As of the Date of Termination, all vested stock options held by the Employee shall be exercisable for six (6) months following the Date of Termination; and any unvested stock options, restricted stock or other stock-based equity award will be immediately forfeited upon the Date of Termination.

C.                                    Subject to the Employee’s copayment of premium amounts at the active employees’ rate, the Company shall pay its share of the premiums for the Employee’s participation in the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for a period of six (6) months following the Date of Termination (the “Health Continuation Period”).  The Employee may continue to participate in the Company’s group health plans after the Health Continuation Period at his own cost pursuant to COBRA.

6.                                      Change in Control Payment.  The provisions of this Section 6 set forth certain terms regarding the Employee’s rights and obligations upon the occurrence of a Change in Control of the Company.  These provisions are intended to assure and encourage in advance the Employee’s continued attention and dedication to his assigned duties and his objectivity during the pendency and after the occurrence of any such event.  These provisions shall apply in lieu of, and expressly supersede, the provisions of Section 5(b) regarding severance pay and benefits upon a termination of employment, if such termination of employment occurs within 12 months after the occurrence of the first event constituting a Change in Control, provided that such first event occurs during the Term.  These provisions shall terminate and be of no further force or effect beginning 12 months after the occurrence of a Change in Control.

(a)                                 Change in Control.  If (i) within twelve (12) months after a Change in Control, the Employee’s employment is terminated by the Company without Cause as provided in Section 4(d) or the Employee terminates his employment for Good Reason as provided in Section 4(e), (ii) the Employee signs the Release within thirty (30) days of the receipt of the Release and does not revoke the Release during the seven-day revocation period, and (iii) the Employee complies with the Confidentiality Agreement, then

A.                                    The Company shall pay to the Employee an amount equal to the sum of (i) fifty percent (50%) of the Employee’s average annual base salary over the three (3) fiscal years immediately prior to the Termination Date or fifty percent (50%) the Employee’s annual base salary in effect immediately prior to the Change in Control, if higher and (ii) fifty percent (50%) of the Employee’s average annual bonus over the three (3) fiscal years immediately prior to the Change in Control or fifty percent (50%) of the Employee’s annual bonus for the last fiscal year immediately prior to the Change in Control, if higher.  Such amount shall be paid out in a lump sum on the first payroll date that occurs thirty (30) days after the Date of Termination or the expiration of the seven-day revocation period for the Release, whichever is later.

B.                                    Notwithstanding anything to the contrary in any applicable option agreement or stock-based award agreement, on the Termination Date the Employee shall vest in such portion of his stock options and other stock-based awards as he would have vested in if he had remained employed by the Company for six (6) months following the Termination Date.

C.                                    Subject to the Employee’s copayment of premium amounts at the active employees’ rate, the Company shall pay its share of the premiums for the Employee’s participation in the Company’s group health plans pursuant to COBRA for the Health Continuation Period.  The Employee may continue to participate in the Company’s group health plans after the Health Continuation Period at his own cost pursuant to COBRA.

D.                                    The Company shall pay to the Employee all reasonable legal and arbitration fees and expenses incurred by the Employee in obtaining or enforcing any right or benefit provided by this Agreement, except in cases involving frivolous or bad faith litigation.

(b)                                 Additional Limitation.

(i)                                     Anything in this Agreement to the contrary notwithstanding, in the event that any compensation, payment or distribution by the Company to or for the benefit of the Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the “Severance Payments”), would be subject to the excise tax imposed by Section 4999 of the Code, the following provisions shall apply:

A.                                    If the Severance Payments, reduced by the sum of (1) the Excise Tax and (2) the total of the Federal, state, and local income and employment taxes payable by the Employee on the amount of the Severance Payments which are in excess of the Threshold Amount, are greater than or equal to the Threshold Amount, the Employee shall be entitled to the full benefits payable under this Agreement.

B.                                    If the Threshold Amount is less than (x) the Severance Payments, but greater than (y) the Severance Payments reduced by the sum of (1) the Excise Tax and (2) the total of the federal, state, and local income and employment taxes on the amount of the Severance Payments which are in excess of the Threshold Amount, then the benefits payable under this Agreement shall be reduced (but not below zero) to the extent necessary so that the maximum Severance Payments shall not exceed the Threshold Amount.

(ii)                                  For the purposes of this Section 6(b), “Threshold Amount” shall mean three times the Employee’s “base amount” within the meaning of Section 280G(b)(3) of the Code and the regulations promulgated thereunder less one dollar ($1.00); and “Excise Tax” shall mean the excise tax imposed by Section 4999 of the Code, and any interest or penalties incurred by the Employee with respect to such excise tax.

(iii)                               The determination as to which of the alternative provisions of Section 6(b)(i) shall apply to the Employee shall be made by a nationally recognized accounting firm selected by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and the Employee within fifteen (15) business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or the Employee.  For purposes of determining which of the alternative provisions of Section 6(b)(i) shall apply, the Employee shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in the state and locality of the Employee’s residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.  Any determination by the Accounting Firm shall be binding upon the Company and the Employee.

(c)                                  Definitions.  For purposes of this Section 6, the following terms shall have the following meanings:

“Change in Control” shall be deemed to have occurred in any one of the following events:

(i)                                     any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (other than the Company, any of its subsidiaries, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries, together with all Affiliates and Associates (as such terms are hereinafter defined) of such person), shall become the “beneficial owner” (as such term is defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the then outstanding shares of common stock of the Company (the “Stock”) (other than as a result of an acquisition of securities directly from the Company); or

(ii)                                  persons who, as of the effective date of this Agreement (the “Effective Date”), constitute the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the

Effective Date shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by either (A) a vote of at least a majority of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

(iii)                               Upon (A) the consummation of any consolidation or merger of the Company where the shareholders of the Company, immediately prior to the consolidation or merger, did not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 of the Exchange Act), directly or indirectly, shares representing in the aggregate more than 50% of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) the completion of a liquidation or dissolution that has been approved by the stockholders of the Company; or

(iv)                              For purposes of this Agreement, “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act, as in effect on the date of this Agreement; provided, however, that no person who is a director or officer of the Company shall be deemed an Affiliate or an Associate of any other director or officer of the Company solely as a result of his position as director or officer of the Company.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Stock outstanding, increases the proportionate number of shares of Stock beneficially owned by any person to 25% or more of the shares of Stock then outstanding; provided, however, that if any such person shall at any time following such acquisition of securities by the Company become the beneficial owner of any additional shares of Stock (other than pursuant to a stock split, stock dividend, or similar transaction) and such person immediately thereafter is the beneficial owner of 25% or more of the shares of Stock then outstanding, then a “Change in Control” shall be deemed to have occurred for purposes of the foregoing clause (i), as applicable.

7.                                      Section 409A.

(a)                                 Anything in this Agreement to the contrary notwithstanding, if at the time of the Employee’s “separation from service” within the meaning of Section 409A of the Code, the Company determines that the Employee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, and to the extent any payment or benefit that the

Employee becomes entitled to under this Agreement would be considered deferred compensation subject to the 20 percent additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, then no such payment shall be payable and no such benefit shall be provided prior to the date that is the earlier of (A) six months and one day after the Employee’s separation from service, or (B) the Employee’s death.

(b)                                 All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Company or incurred by the Employee during the time periods set forth in this Agreement.  All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred.  The amount of in-kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year.  Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

(c)                                  To the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A of the Code, and to the extent that such payment or benefit is payable upon the Employee’s termination of employment, then such payments or benefits shall be payable only upon the Employee’s “separation from service.”  The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h).

(d)                                 The parties intend that this Agreement will be administered in accordance with Section 409A of the Code.  To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A of the Code.  The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party.

(e)                                  The Company makes no representation or warranty and shall have no liability to the Employee or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.

8.                                      Covenants.

(a)                                 Confidentiality Agreement.  The Employee acknowledges and agrees that the Confidentiality Agreement shall continue in effect as if set forth herein.

(b)                                 Litigation and Regulatory Cooperation.  During and after the Term, the Employee shall cooperate fully with the Company and all of its subsidiaries and affiliates (including its and their outside counsel) in connection with the contemplation, prosecution and defense of all phases of existing, past and future claims or actions which relate to events or occurrences that transpired while the Employee was employed by the Company.  The Employee’s full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times.  During and after the Term, the Employee also shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Employee was employed by the Company.  The Company shall reimburse the Employee for any pre-approved reasonable business travel expenses that are incurred in connection with the Employee’s performance of obligations pursuant to this Section 8(a) after receipt of appropriate documentation consistent with the Company’s business expense reimbursement policy.

(c)                                  Disparagement.  During and after the Term, the Employee agrees not to make any disparaging statements concerning the Company or any of its subsidiaries, affiliates or current or former officers, directors, shareholders, employees or agents (“Company Parties”).  The Employee further agrees not to take any actions or conduct himself in any way that would reasonably be expected to affect adversely the reputation or good will of the Company or any of the Company Parties.  The Employee further agrees that he shall not voluntarily provide information to or otherwise cooperate with any individual or entity that is contemplating or pursuing litigation against the Company or any of the Company Parties or that is undertaking any investigation or review of the Company’s or any of the Company Parties’ activities or practices; provided, however, that the Employee may participate in or otherwise assist in any investigation or inquiry conducted by the EEOC or the New York Division of Human Rights.  These nondisparagement obligations shall not in any way affect the Employee’s obligation to testify truthfully in any legal proceeding.

(d)                                 Return of Property.  As soon as possible in connection with any termination of the Employee’s employment under this Agreement, the Employee shall return to the Company all Company property, including, without limitation, computer equipment, software, keys and access cards, credit cards, files and any documents (including computerized data and any copies made of computer data or software) containing information concerning the Company, its business or its business relationships (in the latter two cases, actual or prospective).  The Employee shall also commit to deleting and finally purging any duplicates of files or documents that may contain Company information from any computer or other device that remains his property after any Date of Termination.

(e)                                  Injunction.  The Employee agrees that it would be difficult to measure any damages caused to the Company which might result from any breach by the Employee of his obligations under this Agreement, and that in any event money damages would be an inadequate remedy for any such breach.  Accordingly, subject to Section 9 of this Agreement, the Employee agrees that if the Employee breaches, or proposes to breach, any provision of this Agreement, the Company shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Company.

9.                                      Settlement and Arbitration of Disputes.  Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled exclusively by arbitration in accordance with the laws of the State of New York by three arbitrators, one of whom shall be appointed by the Company, one by the Employee and the third by the first two arbitrators.  If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Albany.  Such arbitration shall be conducted in the City of Albany in accordance with the Employment Dispute Resolutions Rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section 9.  Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  This Section 9 shall be specifically enforceable. Notwithstanding the foregoing, this Section 9 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 9.

10.                               Consent to Jurisdiction.  To the extent that any court action is permitted consistent with or to enforce Section 9 of this Agreement, the parties hereby consent to the jurisdiction of the Supreme Courts of New York State and the United States District Court for the Northern District of New York.  Accordingly, with respect to any such court action, the Employee (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

11.                               Integration.  This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties concerning such subject matter, except the Confidentiality Agreement, which remains in full force and effect.

12.                               Withholding.  All payments made by the Company to the Employee under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law.

13.                               Successor to the Employee.  This Agreement shall inure to the benefit of and be enforceable by the Employee’s personal representatives, executors, administrators, heirs, distributees, devisees and legatees.  In the event of the Employee’s death after his termination of employment but prior to the completion by the Company of all payments due him under this Agreement, the Company shall continue such payments to the Employee’s beneficiary designated in writing to the Company prior to his death (or to his estate, if the Employee fails to make such designation).

14.                               Enforceability.  If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

15.                               Waiver.  No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party.  The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

16.                               Notices.  Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Employee at the last address the Employee has filed in writing with the Company or, in the case of the Company, at its main offices, attention of the Board.

17.                               Effect on Other Plans.  Nothing in this Agreement shall be construed to limit the rights of the Employee under the Company’s benefit plans, programs or policies except (a) as otherwise provided herein, and (b) that the Employee shall have no rights to any severance or similar benefits under any severance pay plan, policy or practice.

18.                               Amendment.  This Agreement may be amended or modified only by a written instrument signed by the Employee and by a duly authorized representative of the Company.

19.                               Governing Law.  This is a New York contract and shall be construed under and be governed in all respects by the laws of the State of New York, without giving effect to the conflict of laws principles of such State.  With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the Second Circuit.

20.                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

21.                               Successor to Company.  The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement to the same extent that the Company would be required to perform it if no succession had taken place.  Failure of the Company to obtain an assumption of this Agreement at or prior to the effectiveness of any succession shall be a breach of this Agreement and shall constitute Good Reason if the Employee elects to terminate employment.

22.                               Gender Neutral.  Wherever used herein, a pronoun in the masculine gender shall be considered as including the feminine gender unless the context clearly indicates otherwise.

23.                               Survival.  The provisions of this Agreement shall survive the termination of this Agreement and/or the termination of the Employee’s employment to the extent necessary to effectuate the terms contained herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective on the date and year first above written.

PLUG POWER INC.

By:	/s/ Andrew Marsh
Name:	Andrew Marsh
Title:	Chief Executive Officer

MARTIN D. HULL

By:	/s/ Martin D. Hull
Name:	Martin D. Hull
Title:	Chief Accounting Officer